UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2017

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		302.734.6799
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2017, Chesapeake Utilities Corporation ("Chesapeake") entered into a $40 million committed unsecured, short-term Credit Agreement with Branch Banking and Trust Company (“BB&T”). This new committed unsecured, short-term credit facility matures on October 31, 2018. Borrowings under this new credit facility will bear interest at a rate equal to LIBOR plus 85 basis points or the BB&T Prime Rate (as defined in the term Credit Agreement), with the form of interest rate selected at Chesapeake’s discretion. The Credit Agreement sets forth certain business and financial covenants to which Chesapeake is subject, including covenants that restrict Chesapeake and its subsidiaries to incur indebtedness. These covenants are similar to those included in Chesapeake’s other lines of credit. Chesapeake intends to utilize this credit facility for working capital needs, to temporarily fund capital expenditures and for general corporate purposes. With this additional facility, Chesapeake has a total of $220,000,000 in unsecured short-term line of credit facilities available for general capital requirements. The facilities bear interest at LIBOR plus applicable margins of 0.80% to 1.25%.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

December 1, 2017	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer